                                                                    EXHIBIT 99.1


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Thursday July 16, 4:00 pm Eastern Time
Company Press Release
P-Com, Inc. Announces Results for Second Quarter of 1998

CAMPBELL, Calif.--(BUSINESS WIRE)--July 16, 1998--P-Com, Inc. (NASDAQ/NMS:PCMS - news), reported results for its second quarter ended June 30, 1998 with sales of $63.5 million, a 15.3% increase over $55.1 million in sales for the comparable quarter of 1997.

For the six months ended June 30, 1998, sales were $122.1 million, a 23% increase over the $99.3 million for the same period in 1997.

The Company's net income of $346,000 for the second quarter of 1998 compares to a net income of $5.1 million for the comparable period last year. The net income results of $0.01 per dilutive share with weighted average common and common equivalent shares of 44.3 million in the second quarter of 1998 compares to a net income per dilutive share of $0.12 with weighted average common and common equivalent shares of 43.8 million for the prior year's second quarter.

The results of operations for the first six months of 1998, without giving effect to a one time in-process research and development charge of $33.9 million associated in the first quarter of 1998 with the acquisition of Cylink Wireless Communications Group, were a fully taxed net income of $5.4 million or diluted net income per share of $0.12 with weighted average common and common equivalent shares of 44.4 million.

For the six months ended June 30, 1998 the Company's actual net loss was $16.9 million (including the one time in-process research and development charge) which compares to net income of $6.8 million for the comparable six month period last year. The basic and diluted net loss of $0.39 per share with weighted average common shares of 43.1 million in the first six months of 1998 compares to diluted net income per share of $0.16 with weighted average common and common equivalent shares of 43.5 million for the prior year's first six months.

P-Com's Chairman and Chief Executive Officer George P. Roberts said, "Our results reflected in part the intensely competitive environment for point-to-point (PTP) radio products. Outside the point-to-point product line we are encouraged by the progress we have made on the initiatives which are critical to our long term strategy."

Michael J. Sophie, Chief Financial Officer and Vice President, Finance added, "The current environment makes our ongoing efforts to reduce manufacturing costs and control expenses all the more important. As we meet our objectives we will continue to deliver state-of-the-art point-to-point and point-to-multipoint radio systems to our customers in a cost effective manner."

P-Com, Inc. develops manufactures and markets network access systems for the worldwide wireless telecommunications market. The point-to-point, spread spectrum, and point-to-multipoint radio links provided by P-Com are designed to satisfy the network requirements of cellular and personal communications services, corporate communications, public utilities and local governments.

Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include, but are not limited to, reliance upon subcontractors, fluctuations in customer demand and commitments, both in timing and volume, pricing and competition, the Company's ability to have available an appropriate amount of production capacity in a timely manner, the ability of the Company's customers to finance their purchases of the Company's products and/or services, the timing of new technology and product introductions and the risk of early obsolescence. Further, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control, such as announcements by competitors and service providers. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.

P-Com, Inc., with world headquarters in Campbell, California, USA and offices in Florida, New Jersey, Virginia, the UK, Italy, France, Germany, Poland, Mexico, and China, is an ISO 9001 certified company. For additional information, contact P-Com at:

                 P-COM, INC.
       CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
      (In thousands, except per share data, unaudited)

                                 Three Months Ended     Six Months Ended
                                --------------------  --------------------
                                June 30,    June 30,  June 30,    June 30,
                                  1998       1997       1998        1997
                                --------    --------  --------    --------
Sales                            $63,459    $55,058    $122,096    $99,285
Cost of Sales                     38,740     32,375      72,252     59,827
                                 -------    -------    --------    -------
Gross profit                      24,719     22,683      49,844     39,458

Operating expenses:
  Research and development        10,192      7,051      17,920     13,825
  Selling and marketing            6,438      4,008      10,663      6,923
  General and administrative       4,937      4,032       8,869      7,469
  Goodwill amortization            1,187        565       1,818        911
  Acquired in-process
   research and


    development expenses              --         --      33,882         --
                                 -------    -------    --------    -------
  Total operating expenses        22,754     15,656      73,152     29,128
                                 -------    -------    --------    -------

Income (loss) from
 operations                        1,965      7,027     (23,308)    10,330

Interest and other
 income (expense), net            (1,442)      (100)     (2,306)      (171)
                                 -------    -------    --------    -------

Income (loss) before
 income taxes                        523      6,927     (25,614)    10,159

Provision (benefit)
 for income taxes                    177      1,816      (8,711)     3,369
                                 -------    -------    --------    -------

Net income (loss)                $   346    $ 5,111    $(16,903)   $ 6,790

Net income (loss) per share:
  Basic                          $  0.01    $  0.12    $  (0.39)   $  0.16
  Diluted                        $  0.01    $  0.12    $  (0.39)   $  0.16

Shares used in per
share computation:

  Basic                           43,201     42,174      43,077     41,772
  Diluted                         44,253     43,771      43,077     43,504



                                  P-COM, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                (In thousands)

                                           June 30, 1998       December 31, 1997
                                            (unaudited)
                                           -------------       -----------------
ASSETS
Current assets:
 Cash and cash equivalents                    $ 24,988            $ 88,145
 Accounts receivable, net                       79,422              70,883
 Notes receivable                                1,370                 205
 Inventories                                    78,618              58,003


 Prepaid expenses and
  other assets                                  19,517              12,329
                                              --------            --------
   Total currents assets                       203,915             229,565

Property and equipment, net                     45,868              32,313
Deferred income taxes                           12,927               1,697
Goodwill and other assets                       58,332              41,946
                                              --------            --------
                                              $321,042            $305,521
                                              ========            ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                             $ 27,570            $ 38,043
 Accrued employee benefits                       4,165               3,930
 Other accrued liabilities                       6,260               6,255
 Income taxes payable                            5,756               6,409
 Notes payable                                  38,693                 293
                                              --------            --------
   Total current liabilities                    82,444              54,930

Long term debt                                 102,643             101,690
                                              --------            --------
Minority interest                                   --                 604
                                              --------            --------

Stockholders' equity:
 Common stock                                        4                   4
 Additional paid-in capital                    135,248             131,735
 Retained earnings                               1,477              18,380
 Cumulative translation adjustment                (774)             (1,822)
                                              --------            --------
    Total stockholders' equity                 135,955             148,297
                                              --------            --------
                                              $321,042            $305,521
                                              ========            ========


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Contact:
  P-Com Inc.
  Michael Sophie (CFO)

  Karl Spurzem (Director, IR), 408/866-3666